EXHIBIT 99.1
NEWS RELEASE
Cleveland-Cliffs Reports Third-Quarter 2025 Results

CLEVELAND—October 20, 2025—Cleveland-Cliffs Inc. (NYSE: CLF) today reported third-quarter results for the period ended September 30, 2025.
Third-Quarter Consolidated Results
•Steel shipments of 4.0 million net tons
•Revenues of $4.7 billion
•GAAP net loss of $234 million and Adjusted net loss1 of $223 million, or $0.45 per diluted share
•Adjusted EBITDA2 of $143 million
•Liquidity of $3.1 billion as of September 30, 2025
Third-quarter 2025 consolidated revenues were $4.7 billion, compared to $4.9 billion in the second quarter of 2025. For the third quarter of 2025, the Company recorded a GAAP net loss of $234 million and adjusted net loss1 of $223 million, or $0.45 per diluted share. This compares to a second quarter 2025 GAAP net loss of $473 million and adjusted net loss1 of $250 million, or $0.51 per diluted share.
For the third quarter of 2025, the Company reported Adjusted EBITDA2 of $143 million, compared to the Adjusted EBITDA2 of $94 million recorded in the second quarter of 2025.
Cliffs’ Chairman, President and CEO, Lourenco Goncalves, said: “Our third quarter results marked a clear sign of demand recovery for automotive-grade steel made in the USA, and that is a direct consequence of the new trade environment implemented and enforced by the Trump Administration. As a result of this new trade environment, we have won new and growing supply arrangements with all major automotive OEMs, locking in multi-year agreements that reflect the reliability of our well-established supply chains anchored by our nine galvanizing plants dedicated to automotive-grade steels, with five of these plants specialized in exposed parts. Our Q3 results show a richer sales mix and improved pricing, further bolstered by our continued execution on costs. With the end of the slab supply contract to ArcelorMittal in early December, we expect this trend to accelerate into 2026."

Mr. Goncalves added: "The United States is the most attractive steel market in the world. It is large, growing, and is now hostile territory for dumped steel from abroad. As the only truly integrated producer with leadership positions in automotive steel, electrical steel, stainless steel, and plate, Cleveland-Cliffs sits at the center of this ecosystem. For a foreign partner, the opportunity to participate in the U.S. market through Cliffs is incredibly valuable. This past quarter, we entered into a Memorandum of Understanding with a major global steel producer, which seeks to leverage our unmatched U.S. footprint and trade-compliant operations. We expect the ultimate outcome of this MoU to be highly accretive to our shareholders. We look forward to sharing more on this ongoing development soon."

Mr. Goncalves concluded: "Beyond steelmaking, the renewed importance of rare earths has driven us to re-focus on this potential opportunity at our upstream mining assets. It is our obligation to do so as a company with our geological footprint. We have looked at all of our ore bodies and tailings basins, and two sites in particular, one in Michigan and one in Minnesota, show the most potential. At these two sites, geological surveys show key indicators of rare-earth mineralization. If successful, it would align Cleveland-Cliffs with the broader national strategy for critical material independence, similar to what we achieved in steel. American manufacturing shouldn’t rely on China or any foreign nation for essential minerals, and Cliffs intends to be part of the solution."

UBS is acting as financial advisor to Cliffs for the transaction with a major global steel producer.

Steelmaking Segment Results

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended
	2025	2024	2025	2024	Jun. 30, 2025
External Sales Volumes - In Thousands
Steel Products (net tons)	4,029	3,840	12,459	11,769	4,290
Selling Price - Per Net Ton
Average net selling price per net ton of steel products	$1,032	$1,045	$1,009	$1,116	$1,015
Operating Results - In Millions
Revenues	$4,561	$4,419	$13,799	$14,361	$4,771
Cash cost of goods sold	(4,356)	(4,309)	(13,606)	(13,404)	(4,633)
Cash margin	205	110	193	957	138
Depreciation, depletion, and amortization	(261)	(226)	(882)	(663)	(366)
Gross margin	$(56)	$(116)	$(689)	$294	$(228)

Third-quarter 2025 steel product sales volumes of 4.0 million net tons consisted of 37% hot-rolled, 29% coated, 15% cold-rolled, 6% plate, 4% stainless and electrical, and 9% other, including slabs and other steel products.
Steelmaking revenues of $4.6 billion included $1.4 billion, or 30%, of direct sales to the automotive market; $1.3 billion, or 29%, of sales to the infrastructure and manufacturing market; $1.3 billion, or 28%, of sales to the distributors and converters market; and $591 million, or 13%, of sales to steel producers.

Liquidity
As of September 30, 2025, the Company has $3.1 billion in total liquidity.
Outlook
The Company updated previously guided expectations for the full-year 2025, as follows:
•Capital expenditures of approximately $525 million, from its previous expectation of $600 million
•Selling, general and administrative expenses of approximately $550 million, from its previous expectation of $575 million
•Steel unit cost reductions maintained at a reduction of approximately $50 per net ton compared to 2024, adjusted for improved automotive shipping volume
•Depreciation, depletion and amortization maintained at approximately $1.2 billion
•Cash Pension and OPEB payments and contributions maintained at approximately $150 million
Cleveland-Cliffs Inc. will host a conference call this morning, October 20, 2025, at 8:30 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com.
About Cleveland-Cliffs Inc.
Cleveland-Cliffs is a leading North America-based steel producer with focus on value-added sheet products, particularly for the automotive industry. The Company is vertically integrated from the mining of iron ore, production of pellets and direct reduced iron, and processing of ferrous scrap through primary steelmaking and downstream finishing, stamping, tooling, and tubing. Headquartered in Cleveland, Ohio, Cleveland-Cliffs employs approximately 30,000 people across its operations in the United States and Canada.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements other than historical facts, including, without limitation, statements regarding our current expectations, estimates and projections about our industry or our businesses, are forward-looking statements. We caution investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: continued volatility of steel, scrap metal and iron ore market prices, which directly and indirectly impact the prices of the products that we sell to our customers; uncertainties associated with the highly competitive and cyclical steel industry and our reliance on the demand for steel from the automotive industry; potential weaknesses and uncertainties in global economic conditions, excess global steelmaking capacity and production, prevalence of steel imports, reduced market demand and oversupply of iron ore; severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges of one or more of our major customers, key suppliers or contractors, which, among other adverse effects, could disrupt our operations or lead to reduced demand for our products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; risks related to U.S. government actions and other countries' reactions with respect to Section 232 of the Trade Expansion Act of 1962 (as amended by the Trade Act of 1974), the United States-Mexico-Canada Agreement and/or other trade agreements, tariffs, treaties or policies, as well as the uncertainty of obtaining and maintaining effective antidumping and countervailing duty orders to counteract the harmful effects of unfairly traded imports; impacts of existing and changing governmental regulation, including actual and potential environmental regulations relating to climate change and carbon emissions, and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorizations of, or from, any governmental or regulatory authority and costs related to implementing improvements to ensure compliance with regulatory changes, including potential financial assurance requirements, and reclamation and remediation obligations; potential impacts to the environment or exposure to hazardous substances resulting from our operations; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit our financial flexibility and cash flow necessary to fund working capital, planned capital expenditures, acquisitions, and other general corporate purposes or ongoing needs of our business, or to repurchase our common shares; our ability to reduce our indebtedness or return capital to shareholders within the currently expected timeframes or at all; adverse changes in credit ratings, interest rates, foreign currency rates and tax laws; challenges to successfully implementing our business strategy to achieve operating results in line with our guidance; the outcome of, and costs incurred in connection with, lawsuits, claims, arbitrations or governmental proceedings relating to commercial and business disputes, antitrust claims, environmental matters, government investigations, occupational or personal injury claims, property-related matters, labor and employment matters, or suits involving legacy operations and other matters; supply chain disruptions or changes in the cost, quality or availability of energy sources, including electricity, natural gas and diesel fuel, critical raw materials and supplies, including iron ore, industrial gases, graphite electrodes, scrap metal, chrome, zinc, other alloys, coke and metallurgical coal, and critical manufacturing equipment and spare parts; problems or disruptions associated with transporting products to our customers, moving manufacturing inputs or products internally among our facilities, or suppliers transporting raw materials to us; the risk that the cost or time to implement a strategic or sustaining capital project may prove to be greater than originally anticipated; our ability to consummate any public or private acquisition or divestiture transactions and the transactions contemplated by the Memorandum of Understanding and to realize any or all of the anticipated benefits or estimated future synergies, including any expected accretion, as well as to successfully integrate any acquired businesses into our existing businesses; uncertainties associated with natural or human-caused disasters, adverse weather conditions, unanticipated geological conditions, critical equipment failures, infectious disease outbreaks, tailings dam failures and other unexpected events; cybersecurity incidents relating to, disruptions in, or failures of, information technology systems that are managed by us or third parties that host or have access to our data or systems, including the loss, theft or corruption of our or third parties' sensitive or essential business or personal information and the inability to access or control systems; liabilities and costs arising in connection with any business decisions to temporarily or indefinitely idle or permanently close an operating facility or mine, which could adversely impact the carrying value of associated assets, trigger contractual liabilities or termination costs, and give rise to impairment charges or closure and reclamation obligations, as well as uncertainties associated with restarting any previously idled operating facility or mine; our ability to realize the anticipated synergies or other expected benefits of the acquisition of Stelco, as well as the impact of additional liabilities and obligations incurred in connection with the Stelco acquisition; our level of self-insurance and our ability to obtain sufficient third-party insurance to adequately cover potential adverse events and business risks; uncertainties associated with our ability to meet customers' and suppliers' decarbonization goals and reduce our greenhouse gas emissions in alignment with our own announced targets; challenges to maintaining our social license to operate with our stakeholders, including the impacts of our operations on local communities, reputational impacts of operating in a carbon-intensive industry that produces greenhouse gas emissions, and our ability to foster a consistent operational and safety track record; our actual economic mineral reserves or reductions in current mineral reserve estimates, and any title defect or loss of any lease, license, option, easement or other possessory interest for any mining property; our ability to maintain satisfactory labor relations with unions and employees; unanticipated or higher costs associated with pension and other post-employment benefit obligations resulting from changes in the value of plan assets or contribution increases required for unfunded obligations; uncertain availability or cost of skilled workers to fill critical operational positions and potential labor shortages caused by experienced employee attrition or otherwise, as well as our ability to attract, hire, develop and retain key personnel; our ability to complete the requisite technical and economic studies to determine the economic potential for extraction of rare earths at our properties, and the risk that rare-earth extraction at our properties may be uneconomical; and potential significant deficiencies or material weaknesses in our internal control over financial reporting.

For additional factors affecting the business of Cliffs, refer to Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the U.S. Securities and Exchange Commission.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:		INVESTOR CONTACT:
Patricia Persico Senior Director, Corporate Communications (216) 694-5316		James Kerr Director, Investor Relations (216) 694-7719
FINANCIAL TABLES FOLLOW ###

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended
(In millions, except per share amounts)	2025	2024	2025	2024	Jun. 30, 2025
Revenues	$4,734	$4,569	$14,297	$14,860	$4,934
Operating costs:
Cost of goods sold	(4,780)	(4,675)	(14,951)	(14,524)	(5,146)
Selling, general and administrative expenses	(130)	(112)	(399)	(347)	(137)
Acquisition-related costs	—	(14)	(1)	(14)	—
Restructuring and other charges	(3)	(2)	(92)	(131)	(86)
Asset impairment	—	—	(39)	(79)	(39)
Miscellaneous – net	(25)	(27)	(63)	(63)	(27)
Total operating costs	(4,938)	(4,830)	(15,545)	(15,158)	(5,435)
Operating loss	(204)	(261)	(1,248)	(298)	(501)
Other income (expense):
Interest expense, net	(153)	(102)	(442)	(235)	(149)
Loss on extinguishment of debt	—	—	—	(27)	—
Net periodic benefit credits other than service cost component	57	62	157	184	43
Changes in fair value of derivatives, net	(10)	(7)	(34)	(7)	—
Other non-operating income (expense)	1	—	2	3	(14)
Total other expense	(105)	(47)	(317)	(82)	(120)
Loss from continuing operations before income taxes	(309)	(308)	(1,565)	(380)	(621)
Income tax benefit	78	76	375	100	148
Loss from continuing operations	(231)	(232)	(1,190)	(280)	(473)
Loss from discontinued operations, net of tax	(3)	—	(3)	—	—
Net loss	(234)	(232)	(1,193)	(280)	(473)
Net income attributable to noncontrolling interests	(17)	(12)	(42)	(33)	(13)
Net loss attributable to Cliffs shareholders	$(251)	$(244)	$(1,235)	$(313)	$(486)

Loss per common share attributable to Cliffs shareholders - basic
Continuing operations	$(0.51)	$(0.52)	$(2.49)	$(0.66)	$(0.98)
Discontinued operations	—	—	—	—	—
	$(0.51)	$(0.52)	$(2.49)	$(0.66)	$(0.98)

Loss per common share attributable to Cliffs shareholders - diluted
Continuing operations	$(0.51)	$(0.52)	$(2.49)	$(0.66)	$(0.98)
Discontinued operations	—	—	—	—	—
	$(0.51)	$(0.52)	$(2.49)	$(0.66)	$(0.98)

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

(In millions)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$66	$54
Accounts receivable, net	1,797	1,576
Inventories	4,683	5,094
Other current assets	143	183
Total current assets	6,689	6,907
Non-current assets:
Property, plant and equipment, net	9,508	9,942
Goodwill	1,796	1,768
Intangible assets	1,142	1,170
Pension and OPEB assets	469	427
Other non-current assets	686	733
TOTAL ASSETS	$20,290	$20,947
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,914	$2,008
Accrued employment costs	565	486
Accrued expenses	339	375
Other current liabilities	462	492
Total current liabilities	3,280	3,361
Non-current liabilities:
Long-term debt	8,039	7,065
Pension and OPEB liabilities	645	751
Deferred income taxes	506	849
Asset retirement and environmental obligations	614	601
Other non-current liabilities	1,499	1,453
TOTAL LIABILITIES	14,583	14,080
TOTAL EQUITY	5,707	6,867
TOTAL LIABILITIES AND EQUITY	$20,290	$20,947

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
OPERATING ACTIVITIES
Net loss	$(234)	$(232)	$(1,193)	$(280)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	288	235	963	693
Pension and OPEB credits	(48)	(53)	(130)	(157)
Deferred income taxes	(78)	(45)	(381)	(67)
Restructuring and other charges	3	2	92	131
Asset impairments	—	—	39	79
Other	63	64	126	159
Changes in operating assets and liabilities:
Accounts receivable, net	(16)	191	(215)	258
Inventories	3	(37)	399	190
Income taxes	5	(34)	15	(46)
Pension and OPEB payments and contributions	(48)	(100)	(121)	(162)
Payables, accrued employment and accrued expenses	(36)	(39)	(31)	(210)
Other, net	(45)	(36)	(12)	(11)
Net cash provided (used) by operating activities	(143)	(84)	(449)	577
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(157)	(151)	(421)	(490)
Other investing activities	19	5	27	13
Net cash used by investing activities	(138)	(146)	(394)	(477)
FINANCING ACTIVITIES
Proceeds from issuance of senior notes	850	596	1,700	1,421
Repayments of senior notes	—	—	—	(845)
Repurchase of common shares	—	—	—	(733)
Borrowings (repayments) under credit facilities, net	(530)	(323)	(713)	47
Debt issuance costs	(12)	(60)	(26)	(73)
Other financing activities	(22)	(54)	(108)	(76)
Net cash provided (used) by financing activities	286	159	853	(259)
Net increase (decrease) in cash and cash equivalents	5	(71)	10	(159)

Cash, cash equivalents, and restricted cash at beginning of period	68	110	60	198
Effect of exchange rate changes on cash	—	—	3	—
Cash, cash equivalents, and restricted cash at end of period	73	39	73	39

Restricted cash	(7)	$—	(7)	$—

Cash and cash equivalents at end of period	$66	$39	$66	$39

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE RECONCILIATION

In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented adjusted net income (loss) attributable to Cliffs shareholders and adjusted earnings (loss) per common share attributable to Cliffs shareholders - diluted. These measures are used by management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the steel industry, showing results exclusive of certain non-recurring and/or non-cash items. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended
(In millions)	2025	2024	2025	2024	Jun. 30, 2025
Net loss attributable to Cliffs shareholders	$(251)	$(244)	$(1,235)	$(313)	$(486)
Adjustments:
Idled facilities chargesA	3	(2)	(245)	(219)	(323)
Acquisition-related costs	—	(14)	(1)	(14)	—
Changes in fair value of derivatives, net	(10)	(7)	(34)	(7)	(15)
Currency exchange	(20)	—	26	—	48
Loss on extinguishment of debt	—	—	—	(27)	—
Acquisition-related interest expense	—	(32)	—	(32)	—
Arbitration decision	—	(71)	—	(71)	—
Severance	(5)	(10)	(25)	(13)	(19)
Other, net	(5)	(9)	(3)	(11)	(3)
Income tax effect	9	59	68	106	76
Adjusted net loss attributable to Cliffs shareholders	$(223)	$(158)	$(1,021)	$(25)	$(250)

Loss per common share attributable to Cliffs shareholders - diluted	$(0.51)	$(0.52)	$(2.49)	$(0.66)	$(0.98)
Adjusted loss per common share attributable to Cliffs shareholders - diluted	$(0.45)	$(0.34)	$(2.06)	$(0.05)	$(0.51)

A Primarily includes asset impairments, accelerated depreciation, employee-related costs and asset retirement obligation charges

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and Adjusted EBITDA on a consolidated basis. These measures are used by management, investors, lenders and other external users of our financial statements to assess our operating performance and to compare operating performance to other companies in the steel industry, showing results exclusive of certain non-recurring and/or non-cash items. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended
(In millions)	2025	2024	2025	2024	Jun. 30, 2025
Net loss	$(234)	$(232)	$(1,193)	$(280)	$(473)
Less:
Interest expense, net	(153)	(102)	(442)	(235)	(149)
Income tax benefit	78	76	375	100	148
Depreciation, depletion and amortization	(288)	(235)	(963)	(693)	(393)
Total EBITDA	$129	$29	$(163)	$548	$(79)
Less:
EBITDA from noncontrolling interests	23	20	61	56	20
Idled facilities charges	3	(2)	(245)	(219)	(204)
Acquisition-related costs	—	(14)	(1)	(14)	—
Changes in fair value of derivatives, net	(10)	(7)	(34)	(7)	(15)
Currency exchange	(20)	—	26	—	48
Loss on extinguishment of debt	—	—	—	(27)	—
Arbitration decision	—	(71)	—	(71)	—
Severance	(5)	(10)	(25)	(13)	(19)
Other, net	(5)	(9)	(3)	(11)	(3)
Total Adjusted EBITDA	$143	$122	$58	$854	$94

EBITDA from noncontrolling interests includes the following:
Net income attributable to noncontrolling interests	$17	$12	$42	$33	$13
Depreciation, depletion and amortization	6	8	19	23	7
EBITDA from noncontrolling interests	$23	$20	$61	$56	$20